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                             MCKESSON CORPORATION
                        One Post Street, 34th Floor
                          San Francisco, CA 94104



                               April 30, 1998


Mr. John Stogner
Horizon Pharmacies, Inc.
275 W. Princeton Drive
Princeton, TX 75407


          RE: LOAN FACILITIES

Dear John:

          Pursuant to our recent discussion, McKesson Corporation ("McKesson") is pleased to offer to Horizon Pharmacies, Inc. ("Horizon") the various loan facilities described in Exhibit A attached hereto (the "Facilities") upon the terms and subject to the conditions set forth herein and therein. Exhibit A is hereby incorporated herein, and all references to this letter shall be deemed to include Exhibit A hereto.

          In submitting this letter, McKesson is relying on Horizon's assurances that Horizon has obtained any necessary consent of its current lenders and/or suppliers to negotiate and entertain the terms of this letter. Horizon's execution and acceptance of this letter will constitute a representation by Horizon that it has obtained all necessary consents from its current lenders and/or suppliers to accept the terms of this letter.

          This letter is not meant to encompass all of the terms and conditions of the Facilities. This letter is intended to outline the principal points of business understandings concerning the Facilities. McKesson's commitment hereunder is subject to (a) the execution of a definitive credit agreement (the "Credit Agreement") and other documentation, including financial and other covenant definitions, all in form and substance satisfactory to the McKesson, and (b) no material adverse change in the operations, business, financial condition, properties or prospects of Horizon or its subsidiaries having occurred since December 31, 1997.

          In consideration of the commitment provided hereunder, Horizon agrees to indemnify and hold harmless McKesson and its affiliates and officers, directors, employees, agents, attorneys and advisors for all claims, damages, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred by any of them in connection with this letter, the Facilities, the use by Horizon of the Facilities or the

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Mr. John Stogner                                                 April 30, 1998
                                                                         Page 2


proceeds thereof, the credit documents or any related documents, instruments or agreements or any transaction contemplated hereby or thereby, whether or not such transactions are consummated, except to the extent such claims, damages, losses, liabilities and expenses are caused by such party's gross negligence or willful misconduct.

          The commitment set forth herein with respect to the Facilities is personal to Horizon and may not be transferred or assigned to any other party without the prior written consent of McKesson. Neither this letter nor any part hereof may, without our prior written consent, be disclosed or exhibited to any other party, unless required by law, except to Horizon's accountants, attorneys and other advisors, and then, in each case, only on a confidential basis.

          If the commitment offered herein is satisfactory, please indicate Horizon's acceptance by signing and dating the enclosed copy of this letter and returning it to the undersigned. Unless so accepted or otherwise terminated by Horizon on or prior to May 5, 1998, the offer set forth herein will expire on that date.

          Upon Horizon's acceptance of the commitment offer set forth herein, McKesson will commence its due diligence and instruct counsel to commence documentation. By accepting this offer, Horizon agrees to reimburse McKesson for all costs and expenses (including, without limitation, fees and disbursement of counsel for McKesson but subject to any cap on legal fees set forth in Exhibit A) incurred by McKesson in connection with due diligence for the Facilities and the negotiation, preparation, execution, delivery and enforcement of the credit documents, whether or not any loan is made under the Facilities, any of the transactions contemplated hereby are consummated or any credit documents are executed and delivered.

          If Horizon accepts this offer, the commitment hereunder shall continue until July 15, 1998, on which date McKesson's commitment shall expire unless final credit documents have been executed by the parties thereto on or prior to such date.

          We look forward to working with you on this transaction. Please let us know if you have any questions.

                                       Very truly yours,

                                       McKESSON CORPORATION

                                       By: Alan Pearce
                                       ------------------------------------
                                       Title: Senior Vice President
                                              Financial Services

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Mr. John Stogner                                                 April 30, 1998
                                                                         Page 3


ACCEPTED:

HORIZON PHARMACIES, INC.


By:  John Stogner
    -----------------------------
Title:  CFO
      ---------------------------
              4-30-98